UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 29, 2016

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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)

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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 422-2121
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 29, 2016, the Board of Directors (the “Board”) of Marathon Petroleum Corporation (the “Company”) increased the size of the Board to eleven members and elected Mr. Abdulaziz F. Alkhayyal as a director of the Company, with such increase in the size of the Board and election effective as of October 26, 2016. Mr. Alkhayyal was appointed to serve on the Board’s Audit Committee and Corporate Governance and Nominating Committee, also effective October 26, 2016.
As a non-employee director, Mr. Alkhayyal will receive compensation in the same manner as the Company’s other non-employee directors. The Company previously disclosed the terms of non-employee director compensation in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 15, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: October 5, 2016	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Corporate Secretary and Chief Compliance Officer